As filed with the Securities and Exchange Commission on April 19, 2011

Registration No. 333-173339

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Pre-Effective

AMENDMENT NO.2

to

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Intelsat (Luxembourg) S.A.

(Exact Name of Registrant as Specified in Its Charter)

Luxembourg	4899	98-0348066
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4, rue Albert Borschette, L-1246 Luxembourg +352 27-84-1600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Intelsat S.A.

(Exact Name of Registrant as Specified in Its Charter)

Luxembourg	4899	98-0346003
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4, rue Albert Borschette, L-1246 Luxembourg +352 27-84-1600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Phillip L. Spector, Esq.

Executive Vice President and General Counsel

Intelsat S.A.

4, rue Albert Borschette

L-1246 Luxembourg

+352 27-84-1600

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Arnold B. Peinado, III, Esq.

Milbank, Tweed, Hadley & McCloy LLP

1 Chase Manhattan Plaza

New York, New York 10005

(212) 530-5000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
11¼% Senior Notes due 2017	$190,910,000	100%	$190,910,000		(2)
Guarantees of 11¼% Senior Notes due 2017	$190,910,000	100%	$190,910,000		(3)

(1)	Estimated solely for purposes of calculating the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.
(2)	Previously paid in connection with the initial filing of this registration statement on Form S-1 (File No. 333-173339)
(3)	No additional registration fee is due for guarantees pursuant to Rule 457(n) under the Securities Act of 1933.

This prospectus contains a combined prospectus pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended, relating also to Registration Statement on Form S-1 (File Nos. 333-166372 and 333-166372-01) previously filed. Accordingly, upon effectiveness, this registration statement shall act as a post-effective amendment to Registration Statement on Form S-1 (File Nos. 333-166372 and 333-166372-01).

The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned co-registrant has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Washington, District of Columbia, on April 19, 2011.

INTELSAT (LUXEMBOURG) S.A.

By:	/S/ MICHAEL MCDONNELL
Name:	Michael McDonnell
Title:	Director

Pursuant to the requirements of the Securities Act of 1933, this amended Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Flavien Bachabi	Chief Executive Officer, Chairman and Director (Principal Executive Officer)	April 19, 2011

/S/ MICHAEL MCDONNELL Michael McDonnell	Director	April 19, 2011

* Phillip Spector	Deputy Chairman, Assistant Secretary and Director	April 19, 2011

* Simon Van De Weg	Secretary and Director	April 19, 2011

* Linda Bartlett	Authorized Representative in the United States	April 19, 2011

*By:	/S/ MICHAEL MCDONNELL Michael McDonnell	Attorney-in-fact	April 19, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned co-registrant has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Washington, District of Columbia, on April 19, 2011.

INTELSAT S.A.

By:	/S/ MICHAEL MCDONNELL
Name:	Michael McDonnell
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this amended Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* David McGlade	Chief Executive Officer and Director (Principal Executive Officer)	April 19, 2011

/S/ MICHAEL MCDONNELL Michael McDonnell	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 19, 2011

* Linda Bartlett	Senior Vice President and Controller (Principal Accounting Officer)	April 19, 2011

* Raymond Svider	Chairman and Director	April 19, 2011

* Justin Bateman	Director	April 19, 2011

* Egon Durban	Director	April 19, 2011

* David Roux	Director	April 19, 2011

* Denis Villafranca	Director	April 19, 2011

* Linda Bartlett	Authorized Representative in the United States	April 19, 2011

*By:	/S/ MICHAEL MCDONNELL Michael McDonnell	Attorney-in-fact	April 19, 2011